Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.'s 333-107561 and 333-35708) of GelStat Corporation and Subsidiary (a development stage company) (formerly known as Developed Technology Resources, Inc.) of our report dated March 18, 2004, which appears on page 24 of this annual report on Form 10-KSB for the year ended December 31, 2003.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 30, 2004